[NORFOLK SOUTHERN LOGO]

                                                              November 8, 1996

Dear Conrail Shareholder:

   On November 4, 1996, we furnished you with a proxy statement soliciting your proxy to vote AGAINST a proposal of the Conrail Board of Directors to amend Conrail's charter to "opt out" of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law. A special meeting of shareholders to vote on the "opt out" charter amendment had been previously scheduled by the Conrail Board for November 14. On November 6, however, the Conrail Board announced that the November 14 special meeting was being cancelled and was now expected to be held in mid-December. According to Conrail, the record date for the rescheduled meeting will be December 5.

   In light of this change and an increase in the amount payable in the cash tender offer by a wholly owned subsidiary of Norfolk Southern from $100 per share to $110 per share for up to all outstanding Conrail shares, we are providing you with a supplement to our November 4 proxy statement. Please read the attached supplement carefully.

   We continue to urge you to protect your investment in Conrail by voting AGAINST Conrail's proposal to "opt out" of the Pennsylvania Fair Value Statute and AGAINST its proposal to adjourn the special meeting of shareholders. PROTECT YOUR INTERESTS AND VOTE THE ENCLOSED GOLD PROXY CARD TODAY.

                                        Sincerely,

                                        /s/ David R. Goode

                                        David R. Goode
                                        Chairman, President and
                                        Chief Executive Officer

                        If you have any questions, please call our proxy solicitor:

                        GEORGESON
                        & COMPANY INC.

                         CALL TOLL FREE: 800-223-2064

                     Banks and Brokers call: 212-440-9800

                       SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                                 CONRAIL INC.

                                -----------------

                         PROXY STATEMENT SUPPLEMENT
                                      OF
                         NORFOLK SOUTHERN CORPORATION

                                -----------------

                           SOLICITATION OF PROXIES
                IN OPPOSITION TO THE PROPOSED AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF CONRAIL INC.

                                -----------------

                                 INTRODUCTION

   This Proxy Statement Supplement (this "Supplement") is furnished by Norfolk Southern Corporation ("Norfolk Southern") and relates to a Special Meeting of Shareholders of Conrail Inc. ("Conrail" or the "Company") to vote upon Conrail's proposal (the "Amendment Proposal") to amend its Articles of Incorporation to "opt out" of Subchapter E (the "Fair Value Statute") of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, and at any adjournments, postponements or reschedulings thereof (the "Special Meeting"). This Supplement amends and supplements, to the extent set forth herein, the Proxy Statement of Norfolk Southern, dated November 4, 1996, which was first mailed to Conrail Shareholders on or about November 4, 1996. Capitalized terms used in this Supplement and not otherwise defined in this Supplement shall have the respective meanings assigned to such terms in Norfolk Southern's November 4, 1996 Proxy Statement. This Supplement is first being mailed to Conrail Shareholders on or about November 8, 1996.

                             RECENT DEVELOPMENTS

THE SPECIAL MEETING

   On November 6, 1996, Conrail publicly announced that the Special Meeting, which previously had been scheduled for November 14, 1996, is now expected to be held in mid-December. According to Amendment No. 4 to a Statement on
Schedule 14D-9 filed by Conrail with the SEC (the "Schedule 14D-9") on November 6, 1996 relating to the CSX Tender Offer, the record date for the Special Meeting has now been set at December 5, 1996. Norfolk Southern is soliciting proxies from Shareholders to vote AGAINST both (i) the Amendment Proposal and (ii) Conrail's proposal to adjourn (the "Adjournment Proposal") the Special Meeting, if necessary, to permit Conrail to further solicit proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Amendment Proposal. In addition, on November 4, 1996, Conrail filed with the SEC an amended preliminary Proxy Statement (as amended, the "Conrail Proxy Statement").

   The proxy cards previously furnished to you by Norfolk Southern remain valid for Shareholders entitled to vote at the Special Meeting. Nonetheless, new GOLD proxy cards are being provided to you with this Supplement to vote AGAINST both the Amendment Proposal and the Adjournment Proposal.

THE NORFOLK SOUTHERN REVISED OFFER

   On November 7, 1996, Norfolk Southern announced that the Norfolk Southern Cash Offer by Atlantic Acquisition Corporation, a wholly-owned subsidiary of Norfolk Southern, for all outstanding Shares was being increased from $100 per Share to $110 PER SHARE, NET TO THE SELLER IN CASH, without interest thereon (the "Norfolk Southern Revised Offer"). The Norfolk Southern Revised Offer will expire at 12:00 midnight, New York City time, on Friday, November 22, 1996, unless extended. The terms of the Norfolk Southern Revised Offer are set forth in a supplement dated November 8, 1996 to the Norfolk Southern Offer to Purchase, which is being mailed to Shareholders.

THE AMENDED CSX/CONRAIL MERGER AGREEMENT

   The following description is based upon the Schedule 14D-9, as well as an amendment to a Schedule 14D-1 filed by CSX, each as filed with the SEC on November 6, 1996, and the following description is qualified in its entirety by reference to the full text and exhibits of such filings.

   On November 5, 1996, the Company and CSX entered into an amendment to the CSX/Conrail Merger Agreement (the "Amendment"). The Amendment effects certain changes to the CSX/Conrail Merger Agreement. Other than as amended by the Amendment, the provisions of the CSX/Conrail Merger Agreement remain the same.

   Pursuant to the Amendment, CSX has amended the CSX Tender Offer for 19.9% of the outstanding Shares to increase the price to be paid to $110 per Share, net to the seller in cash. The Amendment further provides that the per Share cash consideration to be paid in the CSX/Conrail Proposed Merger, if any, will be $110. The provision of the CSX/Conrail Merger Agreement providing that 60% of the outstanding Shares will be exchanged for CSX's common stock at a rate of 1.85619 shares of CSX's common stock for each Share remains unchanged. Based on the closing sale price of CSX common stock as reported on the Composite Tape on November 7, 1996, the stock component of the consideration to be paid in the CSX/Conrail Proposed Merger had a value of $82.14 per Share.

   In addition, the Amendment provides that the Company will not convene, adjourn or postpone the Special Meeting without CSX's prior consent, and such consent will not be unreasonably withheld. In the event that the matters to be considered at the meetings of the shareholders of the Company and CSX to be held to consider the CSX/Conrail Proposed Merger are not approved, from time to time the Company or CSX, as applicable, may, and will at the request of CSX or the Company, as applicable, duly call one or more meeting(s) of shareholders for such purposes. Subject to the foregoing, the Amendment further provides that the Company shall convene any such shareholder meetings as soon as practicable after receipt of any request to do so by CSX (and, in the case of the Special Meeting, as soon as practicable after December 5,
1996).

                REASONS TO VOTE AGAINST THE AMENDMENT PROPOSAL

   The Conrail Board of Directors has announced that it intends to hold the Special Meeting, currently expected to be held in mid-December, and intends to solicit votes to approve the Amendment Proposal and the Adjournment Proposal. Norfolk Southern believes that there is no reason for Shareholders to "opt out" of the Fair Value Statute which protects their ability as Shareholders to receive the best value for their Shares. Norfolk Southern believes that Shareholders can best protect their interests and maximize the value of their investment by voting AGAINST both the Amendment Proposal and the Adjournment Proposal.

   Set forth below are several reasons to vote AGAINST the Amendment
Proposal.

THE NORFOLK SOUTHERN REVISED OFFER REPRESENTS A SUPERIOR VALUE FOR
SHAREHOLDERS.

   Norfolk Southern believes that the consummation of the Norfolk Southern Revised Offer would be more beneficial to the Company and the Shareholders than the Company being acquired by CSX. Advantages of the Norfolk Southern Revised Offer, as compared to the CSX Acquisition Proposal, include:

   o Superior Price. The price per Share offered to Shareholders in the Norfolk Southern Revised Offer ($110) is substantially higher than the blended per Share price being offered in the CSX Acquisition Proposal ($93.28), based on the closing sale price of CSX common stock on the Composite Tape on November 7, 1996. In fact, the price per Share in the Norfolk Southern Revised Offer represents a 17.9% premium over the blended per Share price of the CSX Acquisition Proposal.

   o More in the Near Term. Under the CSX Acquisition Proposal, a maximum of 40% of the outstanding Shares would be exchanged for cash in the near term and the remaining 60% of the Shares would not be exchanged or converted until the back-end CSX/Conrail Proposed Merger is consummated, which could take a year or longer. Under the Norfolk Southern Revised Offer, up to 100% of the Shares could be tendered and exchanged for cash upon the closing of the Norfolk Southern Revised Offer.

   o Greater Amount of Cash. The Norfolk Southern Revised Offer pays cash for 100% of the outstanding Shares. Under the CSX Acquisition Proposal, only 40% of the outstanding Shares could be exchanged for cash in the CSX Tender Offer and CSX/Conrail Proposed Merger. The remaining 60% would be exchanged for CSX shares only after the completion of the second step CSX/Conrail Proposed Merger.

   o Greater Certainty of Payment. Norfolk Southern is prepared to establish a voting trust under which it would acquire for cash 100% of the Shares pursuant to the Norfolk Southern Revised Offer and the Proposed Norfolk Southern/Conrail Merger without waiting for approval by the Surface Transportation Board (the "STB") of Norfolk Southern's acquisition of control, which could take a year or longer. In contrast, CSX is only prepared to acquire for cash 40% of the Shares pursuant to the CSX Tender Offer without approval of the STB and has conditioned its obligation to exchange CSX shares for the remaining 60% of the Shares upon receipt of such approval.

   o Continued Equity Risk. More than half (60%) of the consideration offered under the CSX Acquisition Proposal consists of stock. The value you would receive for your Shares in the back-end CSX/Conrail Proposed Merger would fluctuate with the value of the CSX shares. Completing the back-end CSX/Conrail Proposed Merger could take a year or longer. Accordingly, the value of the consideration you would receive under the CSX Acquisition Proposal would be subject to market fluctuations and could diminish. Further, because the CSX Exchange Ratio lacks a collar or other value protective device, there is no limit to how far the value of the stock component of the consideration could decrease.

YOU HAVE NOTHING TO GAIN FROM APPROVING THE AMENDMENT PROPOSAL.

   o The Fair Value Statute Protects Shareholders. We believe that Conrail deliberately has not opted out of the Fair Value Statute previously because of the protection it provides to Shareholders.
          If you opt out of the Fair Value Statute now, you will give up an important layer of Shareholder protection. You would give up a valuable choice. The Fair Value Statute provides that upon a person acquiring 20% or more of the voting shares of a registered Pennsylvania corporation such as Conrail, a shareholder thereof may make a written demand on the acquiring person for the payment of cash in an amount equal to the "fair value" of each voting share as of the date on which the control transaction occurs. The Fair Value Statute provides for a judicial appraisal procedure and defines "fair value" to be not less than the highest price per share paid by the acquiror during the 90-day period ending on and including the date on which the acquiror acquired 20% of the voting shares plus any possible control premium. The practical effect is that the Fair Value Statute places a floor upon the consideration that Shareholders can receive in a control transaction or in an acquisition of the Company by an acquiring person. Norfolk Southern believes that it would be unwise for Shareholders to opt out of a protective statute that could result in Shareholders receiving a higher price for their Shares.

A VOTE AGAINST THE AMENDMENT PROPOSAL WILL HELP PRESERVE YOUR OPTIONS AND YOUR ABILITY TO MAXIMIZE THE VALUE OF YOUR SHARES.

   o By voting against the Amendment Proposal, Shareholders can preserve their flexibility to pursue alternatives to maximize the value of their Shares. In particular, a vote against the Amendment Proposal would help preserve the existence of the Norfolk Southern Revised Offer. Because, if the Amendment Proposal is approved, CSX can acquire 40% of the Shares for cash and because Conrail has granted CSX a lock-up option to purchase 15,955,477 Common Shares under certain circumstances, including if CSX purchases the

          Shares under the CSX Tender Offer, CSX would be in a position to bring its interest in Conrail to a majority voting interest. Consequently, CSX could itself cause the CSX/Conrail Proposed Merger to be approved without the vote of any other Shareholder, thereby acquiring Conrail by purchasing from Shareholders only 40% of the Shares for cash. The Norfolk Southern Revised Offer provides cash for up to 100% of the Shares.

YOU CAN TAKE TWO IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE FOR YOUR
SHARES:

   o Return your GOLD proxy card and vote AGAINST both the Amendment Proposal and the Adjournment Proposal; and

   o      Make your views known to Conrail's Board of Directors.

By taking these steps, you will preserve the Shareholder protections which you currently enjoy and will send a clear message to Conrail's Board of Directors that it should take actions which maximize the value of your investment by removing any obstacles to the Norfolk Southern Revised Offer.

                   CERTAIN LITIGATION--RECENT DEVELOPMENTS

   On November 4, 1996, just before the scheduled hearing on Norfolk Southern's motion for a temporary restraining order, Conrail informed the District Court Judge hearing the motion that earlier that day the Conrail Board of Directors had adopted a resolution which effectively responded to Norfolk Southern's motion by extending the Distribution Date (the "Resolution"). As a result, the Distribution Date did not occur on November 7, 1996. Under the Resolution, the Distribution Date will occur ten days after a party other than CSX acquires more than 10% of Conrail's Shares. CSX provided the Court with a letter indicating its consent to the Resolution.

   On November 7, 1996, the District Court, at Plaintiffs' request, rescheduled a hearing on the Plaintiffs' motion for a preliminary injunction from November 12, 1996 to November 18, 1996. At such hearing, the Plaintiffs will seek to enjoin (i) the CSX Tender Offer from expiring on November 20, 1996 and (ii) CSX from acquiring Shares pursuant to the CSX Tender Offer.
                                    * * *

                                                  NORFOLK SOUTHERN CORPORATION
Dated: November 8, 1996

                            ADDITIONAL INFORMATION

  If your Shares are held in the name of a bank or broker, only your bank or broker can vote your Shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST the Amendment Proposal and the Adjournment Proposal by executing the GOLD proxy card today. If you have any questions or require any assistance in voting your Shares, please call:

                                   GEORGESON
                                & COMPANY INC.

                              Wall Street Plaza
                           New York, New York 10005

                         Call Toll Free: 800-223-2064

                     Banks and Brokers call: 212-440-9800

PROXY
                         PROXY SOLICITED ON BEHALF OF
                     NORFOLK SOUTHERN CORPORATION FOR THE
               SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.

   The undersigned hereby constitutes and appoints David R. Goode, Henry C. Wolf and James C. Bishop, Jr., and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned, and to vote all shares of common stock, par value $1.00 per share ("Common Shares"), of Conrail Inc. ("Conrail") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders (the "Special Meeting") of Conrail to be scheduled by the Board of Directors of Conrail relating to the proposals set forth below, currently expected to be held in mid-December, and at any adjournments, postponements or reschedulings of such Special Meeting, on all matters coming before the Special Meeting. The Conrail Board of Directors had previously scheduled, and subsequently cancelled, a special meeting of shareholders with respect to the proposals set forth below for November 14, 1996.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE VOTING OF COMMON SHARES, THIS PROXY WILL BE VOTED AGAINST THE PROPOSALS DESCRIBED BELOW. The persons listed above cannot vote your Common Shares unless you sign and return this card.

                                               (Continued on the reverse side)

                      (Continued from the reverse side)
 [X] Please mark your vote as in this example
                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST BOTH OF THE FOLLOWING PROPOSALS:

   1. The Proposal of the Conrail Board of Directors to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.
                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]

   2. The Proposal of the Conrail Board of Directors to adjourn the Special Meeting.
                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                       Dated:                     ,1996
                                              --------------------

                                       ---------------------------
                                       Signature(s) (Title, if any)

                                       ---------------------------
                                       Signature if held jointly

                                       Note: Please sign exactly as name
                                       appears hereon. Joint owners should
                                       each sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such.

INSTRUCTION
                         PROXY SOLICITED ON BEHALF OF
                         NORFOLK SOUTHERN CORPORATION
           FOR THE SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.
                        CONSOLIDATED RAIL CORPORATION
                      MATCHED SAVINGS PLAN (THE "PLAN")
                             VOTING INSTRUCTIONS
                    TO: FIDELITY MANAGEMENT TRUST COMPANY

   The undersigned hereby instructs the Fidelity Management Trust Company to vote (or cause to be voted) all shares of Series A ESOP Junior Convertible Preferred Stock (the "ESOP Preferred Shares") and common stock, par value $1.00 per share (the "Common Shares") of Conrail Inc. ("Conrail") under the Plan at the Special Meeting of Shareholders (the "Special Meeting") to be scheduled by the Board of Directors of Conrail relating to the proposals set forth below, currently expected to be held in mid-December, and at any adjournments, postponements or reschedulings of such Special Meeting, on the Proposals relating to, among other things, the amendment of the Articles of Incorporation of Conrail and the adjournment of the Special Meeting, and on all other matters coming before the Special Meeting. The Conrail Board of Directors had previously scheduled, and subsequently cancelled, a special meeting of shareholders with respect to the proposals set forth below for November 14, 1996.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. IF FIDELITY MANAGEMENT TRUST COMPANY DOES NOT RECEIVE THIS INSTRUCTION CARD, MARKED TO SHOW YOUR INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY, BY TWO DAYS PRIOR TO THE SPECIAL MEETING, THE ESOP PREFERRED SHARES AND COMMON SHARES ALLOCATED TO YOUR PLAN ACCOUNT, TOGETHER WITH A PERCENTAGE OF ESOP PREFERRED SHARES AND COMMON SHARES NOT ALLOCATED TO ANY PARTICIPANT'S ACCOUNT UNDER THE PLAN, WILL BE VOTED BY FIDELITY MANAGEMENT TRUST COMPANY IN THE SAME PROPORTION AS THOSE FOR WHICH FIDELITY MANAGEMENT TRUST COMPANY RECEIVED INSTRUCTIONS FROM PARTICIPANTS.

   In its or their discretion, the proxy or proxies are authorized to vote upon such other matters as may properly come before the meeting.
                                               (Continued on the reverse side)

                        (Continued from reverse side)
 [X] Please mark your instructions as in this example
                    PLEASE MARK, SIGN, DATE AND RETURN THE
                               INSTRUCTION CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

   This Instruction card when properly executed will result in Fidelity Management Trust Company voting your ESOP Preferred Shares and Common Shares (or causing such shares to be voted) in the manner directed herein by the undersigned participant in the Plan.

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST BOTH PROPOSALS:

   1. The Proposal to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.
                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]

   2. The Proposal to adjourn the Special Meeting.
                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]


                                       Dated:                     ,1996
                                              --------------------

                                       ---------------------------
                                       Signature(s) (Title, if any)

                                       ---------------------------
                                       Signature if held jointly

                                       Note: Please sign exactly as name
                                       appears hereon. Joint owners should
                                       each sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such.